Exhibit 10.2

EIGHTH AMENDMENT TO CREDIT AGREEMENT

EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 12, 2018, in respect of the ABL Credit Agreement, dated as of June 10, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Tesla, Inc. (the “Company”, and together with each Wholly-Owned Domestic Subsidiary of the Company that becomes a U.S. Borrower pursuant to the terms of the Credit Agreement, collectively, the “U.S. Borrowers”), Tesla Motors Netherlands B.V. (“Tesla B.V.”, and together with each Wholly-Owned Dutch Subsidiary of Tesla B.V. that becomes a Dutch Borrower pursuant to the terms of the Credit Agreement, collectively, the “Dutch Borrowers”; and the Dutch Borrowers, together with the U.S. Borrowers, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and as Collateral Agent, and the other agents party thereto.

RECITALS:

WHEREAS, the Company has requested an amendment to the Credit Agreement;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, the Credit Agreement may be amended with the written consent of the Required Lenders and each Credit Party thereto; and

WHEREAS, the parties now wish to amend the Credit Agreement in certain respects.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Section 1.Defined Terms.  Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement.

Section 2.Amendments to Credit Agreement.

(a)Amendment to definition of Change of Control.  The definition of Change of Control in Section 1.01 of the Credit Agreement shall be amended by adding the text “and in connection with such “change of control” or similar event, the Company shall be obligated to repurchase or offer to repurchase all of the affected Permitted Convertible Notes or Permitted Additional Indebtedness” at the end of clause (iii) thereof.

(b)Amendment to Section 10.04(f) of the Credit Agreement.  Section 10.04(f) of the Credit Agreement shall be amended by deleting the words “in the ordinary course of business” at the end of clause (i) thereof.

(c)Amendment to Section 10.04(o) of the Credit Agreement.  Section 10.04(o) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(o)          if no Default or Event of Default then exists or would result therefrom, additional Indebtedness incurred by any Subsidiary that is not a Credit Party (which Indebtedness may be (A) unsecured or secured and (B) guaranteed (x) on a like basis by any other Subsidiaries that are not Credit Parties or (y) on an unsecured basis by any U.S. Borrower pursuant to Section 10.04(f)(i)) in an aggregate principal amount, together with Indebtedness incurred and outstanding pursuant to Section 10.04(n)(vii)(y), not to exceed $1,000,000,000 at any time outstanding; provided that if such Indebtedness is secured it shall only be secured by assets or property of Subsidiaries that are not Credit Parties (all Indebtedness incurred or issued under this clause (o) is referred to as “Permitted Non-Credit Party Indebtedness”);”

(d)Amendment to Section 10.04 of the Credit Agreement.  Section 10.04 of the Credit Agreement shall be amended by (i) deleting the word “and” at the end of clause (w) thereof, (ii) deleting the “.” at the end of clause (x) thereof and substituting in lieu thereof the text “; and” and (iii) inserting the following new clause (y) after clause (x):

“(y)unsecured Indebtedness of the Company and its Subsidiaries that does not at any time exceed $125,000,000 in aggregate principal amount; provided that the net cash proceeds of any Indebtedness incurred pursuant to this Section 10.04(y) may not be deposited or maintained in any Core Deposit Account.”

(e)Amendment to Section 10.14(a) of the Credit Agreement.  Section 10.14(a) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(a)the Company and its Subsidiaries shall not (subject to the Consent Letter) guarantee or otherwise become directly liable for any Indebtedness of SolarCity or any of its Subsidiaries (it being understood and agreed that this Section 10.14(a) shall not restrict or prohibit (i) any guarantee by a Subsidiary of Indebtedness of the Company and/or its Subsidiaries that is also guaranteed by a SolarCity Guarantee and (ii) any unsecured guarantee by the Company or its Subsidiaries of Indebtedness of SolarCity or any of its Subsidiaries with respect to letters of credit, bankers’ acceptances, bank guarantees, performance bonds, surety bonds, appeal bonds, customs bonds or similar instruments required in the ordinary course of business or in connection with the enforcement of rights or claims of SolarCity or any of its Subsidiaries or in connection with judgments that do not result in an Event of Default);”

(f)Amendment to Section 11.04 of the Credit Agreement.  Section 11.04 of the Credit Agreement shall be amended by adding “or any payment on demand in respect of Indebtedness incurred under Section 10.04(y) in accordance with the terms of such Indebtedness and not as a result of a default thereunder,” to clause (x) thereof immediately after the phrase “prior to the stated maturity thereof,”.

Section 3.Conditions. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment Effective Date”):

(a)The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by the Credit Parties, the Administrative Agent and the Required Lenders.

(b) Each of the representations and warranties made by the Credit Parties in or pursuant to the Credit Agreement or in or pursuant to the other Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for such representations and warranties expressly stated to be made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)No Default or Event of Default shall exist on the Amendment Effective Date.

(d)The Administrative Agent shall have received an officer’s certificate from an Authorized Officer of the Company and dated as of the Amendment Effective Date, certifying that each condition set forth in Sections 3(b) and (c) hereof have been satisfied on and as of the Amendment Effective Date.

Section 4.Representations and Warranties, etc.  The Borrowers hereby confirm, reaffirm and restate that each of the representations and warranties made by any Credit Party in the Credit Documents is true and correct in all material respects on and as of the Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects).  The Borrowers represent and warrant that, immediately after giving effect to the occurrence of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.  The Borrowers represent and warrant that each Credit Party (i) has the Business power and authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary Business action to authorize the execution, delivery and performance by such Credit Party thereof and (ii) has duly executed and delivered this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5.Reaffirmation. Each Guarantor and each Credit Party hereby agrees that (i) all of its Obligations under the Credit Documents shall remain in full force and effect on a continuous basis after giving effect to this Amendment and (ii) each Credit Document is ratified and affirmed in all respects.

Section 6.Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of New York).

Section 7.Effect of This Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

Section 8.Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

Section 9.Miscellaneous. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the

Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TESLA, INC.

By:	/s/ Deepak Ahuja Name: Deepak Ahuja Title: Chief Financial Officer

TESLA MOTORS NETHERLANDS B.V.

By:	/s/ Marc Cerda Name: Marc Cerda Title: Managing Director

[Eighth Amendment – Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Swingline Lender and a Lender
By:	/s/ Alicia Schug
Name: Alicia Schug Title: Vice President
By:	/s/ Marguerite Sutton
Name: Marguerite Sutton Title: Vice President

[Eighth Amendment – Signature Page]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Chris Lam Name: Chris Lam Title: Authorized Signatory

[Eighth Amendment – Signature Page]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Nick Guzzardo Name: Nick Guzzardo Title: Assistant Vice President

[Eighth Amendment – Signature Page]

CITIBANK, N.A.,

as Issuing Lender

By:	/s/ David G. Foster Name: David G. Foster Title: Attorney in Fact

[Eighth Amendment – Signature Page]

Morgan Stanley Senior Funding, as a Lender

By:	/s/ Brian Rossi Name: Brian Rossi Title: Vice President

[Eighth Amendment – Signature Page]

Morgan Stanley Bank NA, as a Lender

By:	/s/ Brian Rossi Name: Brian Rossi Title: Authorized Signatory

[Eighth Amendment – Signature Page]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Philippe Pepin Name: Philippe Pepin Title: Authorized Signatory

[Eighth Amendment – Signature Page]

Bank of America, N.A., as an Issuing Lender and a Lender

By:	/s/ Robert M. Dalton Name: Robert M. Dalton Title: Senior Vice President

[Eighth Amendment – Signature Page]

SOCIETE GENERALE, as a Lender

By:	/s/ Richard Bernal Name: Richard Bernal Title: Managing Director

[Eighth Amendment – Signature Page]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Krista Mize Name: Krista Mize Title: Authorized Signatory

[Eighth Amendment – Signature Page]